EXHIBIT 99.1

Patrick Venetucci Joins IZEA Board of Directors
Executive brings 28 years of Advertising, Technology and
Media Experience to Company

Orlando, Florida (December 20, 2018) - IZEA Worldwide, Inc. (NASDAQ: IZEA), operator of IZEAx, the premier online marketplace connecting brands and publishers with influential content creators, announced the election of Patrick Venetucci to IZEA’s Board of Directors. Mr. Venetucci has 28 years of experience leading technology, marketing and media initiatives for some of the world’s leading brands. He is currently CEO of Merge, a creative technology company where digital transformation meets marketing.

Mr. Venetucci is a transformational business leader who has sparked growth and innovation as a general manager, an entrepreneur and a modern marketer. As a 23-year global executive at Leo Burnett Worldwide and member of the global operating board, Mr. Venetucci has built Fortune 500 brands in CPG, Consumer Electronics and Telecom overseeing fully integrated business activities from brand to demand. Most notably, he partnered with Samsung’s Global CMO on reshaping Samsung’s brand to be more aspirational, catapulting it into the top 10 global brands, and created the industry’s first global social agency network across 24 markets.

"We are delighted to have Patrick join the Board of Directors," said Ted Murphy, Chairman and CEO of IZEA. "Patrick brings extensive strategic and operational experience to the Board. His background in M&A and leadership experience at one of the world’s top agencies will be incredibly valuable as we look to grow both organically and through consolidation of the space."

"I'm pleased to be formally joining the IZEA board after years of working together with Ted as a strategic advisor," commented Mr. Venetucci. "IZEA is playing a key role fueling the digital creator economy, and I expect its influence in the marketplace will grow with new iterations of the tech platform."

As an innovative entrepreneur, Mr. Venetucci initiated a private equity backed global mobile roll-up and other ventures in technology that enable digital transformation.  Mr. Venetucci brings with him a diversity of rich cultural experience having worked on the ground in 30+ countries and lived in Tokyo. Mr. Venetucci holds an MBA in finance, marketing, and entrepreneurship from the University of Chicago, and a BA from the University of Iowa.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. ("IZEA") operates online platforms that connect marketers with content creators. IZEA platforms automate influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA influencers include everyday creators as well as celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase its revenue and sales pipeline, expectations with respect to operational efficiency, and expectations concerning IZEA’s business strategy.

Forward-looking statements involve inherent risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com